EXHIBIT 10.08.1






                                 TRAVELERS GROUP
                            CAPITAL ACCUMULATION PLAN

                         as amended to November 30, 1995


SECTION 1.  Purpose of the Plan.

      The name of this plan is TRAVELERS GROUP CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable TRAVELERS GROUP INC. (the "Company") and its Subsidiaries to attract, retain and motivate officers and certain other employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and certain other employees which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.


SECTION 2.  Definitions.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Board" means the Board of Directors of the Company.

      (b) "Cause" means termination by the Company or a Subsidiary of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by the Board, which demand specifically identifies the manner in which the Board believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (d) "Committee" means the Nominations and Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").
      (e) "Disability" means permanent and total disability as determined under the Company's long-term disability plan.

      (f) "Eligible Employee" means an employee of the Company or any Subsidiary as described in Section 3.

      (g) "Options" mean non-qualified stock options to purchase shares of Stock which are not incentive stock options under Section 422 of the Code and which are granted under Section 6 herein.

      (h) "Participant" means an Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 7, to receive an award of Restricted Stock.

      (i) "Related Employment" means the employment of an individual by an employer which is neither the Company nor a Subsidiary provided (i) such employment is undertaken by the individual at the request of the Company or a Subsidiary, (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for purposes of this Plan. The death or Disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was an officer or employee of the Company or a Subsidiary.

      (j) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

      (k) "Retirement" means no longer being occupied in one's business or profession and terminating active employment with the Company or a Subsidiary after either (i) reaching age 65, or (ii) reaching age 60 and having 30 years of employment with the Company or a Subsidiary.

      (l) "Section 16(a) Person" means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

      (m) "Stock" means the common stock of the Company.

      (n) "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3.  Eligibility and Participation.

      Officers and certain other employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time of time by the Committee, in its sole discretion, from among Eligible Employees.


SECTION 4.  Amount and Form of Awards.

      (a) Awards under the Plan shall be determined by the Committee in its discretion. Awards will be made in lieu of cash payment of a percentage of the Participant's annual compensation and will be granted at such time as the Committee may in its sole discretion determine, and the Committee may also in its sole discretion provide for alternative methods for grants of awards. A Participant will receive such award in Restricted Stock or, alternatively, and, if so elected by the Participant and determined by the Committee pursuant to
Section 6, a portion of such award may be received in Options.

      (b) The maximum number of shares of Stock which may be issued under the Plan, either as Restricted Stock or pursuant to the exercise of Options, shall be not more than 31,000,000 shares of Stock, subject to adjustment as provided in Section 8, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited, or an outstanding Option is terminated, expires or is canceled, prior to the end of the period during which the restrictions on Restricted Stock expire, or the Options can be exercised, the shares of Stock called for by such award of Restricted Stock or the unexercised portion of the Option award will become available for future awards.


SECTION 5.  Restricted Stock.

      (a) The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined by a formula or formulas approved by the Committee. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the fair market value of Stock shall be discounted at a rate of 25% in determining the number of shares of Restricted Stock to be awarded. The Committee may, where it deems appropriate, and in its sole discretion, provide for an alternative discount rate. For purpose of this Plan, the fair market value of Stock for an award will be the average of the Stock's closing prices on the Composite Tape of the New York Stock Exchange for the five trading days prior to the date of the award. The dollar value of an award will be divided by the discounted market value to determine the number of shares of Restricted Stock in an award. The value of fractional shares will be paid in cash. In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of shares of Restricted Stock or Options issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

      (b) A Participant shall not have any rights with respect to an award, unless or until such Participant has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of 60 days after the date of the award (or such shorter period after the date of the award as the Committee may specify). Each Participant who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant where no certificate is issued in the name of the Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Travelers Group Capital Accumulation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Travelers Group Inc. Copies of such Plan and Agreement are on file in the offices of Travelers Group Inc."

      The Committee shall require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

      (c) The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during the two-year period (together with any extensions thereof approved as provided herein) commencing on the date of the award (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, (x) initially provide for an alternative Restricted Period or alter the two-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to Section 16(a) Persons), and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability.

          (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period, in accordance with paragraph (e) of this Section 5. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock.

          (iii) Certificates for shares of Restricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

      (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including extensions and Related Employment):

          (i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse.

          (ii) If a Participant voluntarily terminates employment or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock.

          (iii) If a Participant is involuntarily terminated without cause or retires from employment, but does not fall within the definition of Retirement, such Participant shall forfeit his or her Restricted Stock and receive in return, without interest, a cash payment equal to the portion of his or her annual compensation that had been paid in the form of such forfeited Restricted Stock.

          (iv) If a Participant whose total annual compensation is less than $100,000 terminates employment upon Retirement, he or she shall receive his or her Restricted Stock upon completion of the Restricted Period. If a Participant whose total annual compensation equals or exceeds $100,000 terminates employment upon Retirement, he or she shall receive, in the sole discretion of the Committee, either (A) his or her Restricted Stock upon the completion of the Restricted Period, or (B) a cash payment equal to the portion of his or her annual compensation that had been paid in the form of Restricted Stock, without interest.

      (e) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, during the Restricted Period the shares of Restricted Stock shall be voted by the Company's senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan Administrator"), and the Plan Administrator shall vote such shares in accordance with instructions received from Participants (unless to do so would constitute a violation of the Plan Administrator's fiduciary duties). Shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants in the Plan (unless to do so would constitute a violation of the Plan Administrator's fiduciary duties).


SECTION 6.  Election of Options.

      (a) At the time a Participant is notified of his or her award of Restricted Stock under the Plan, the Committee in its sole discretion may permit such Participant to elect to receive up to a maximum of one-third (1/3) of his or her award in the form of Options. The Committee in its sole discretion shall determine the number of Options to be awarded in lieu of each share of Restricted Stock given up and may alter the maximum percentage of Restricted Stock which may be exchanged for Options. Such election shall be made within a period of 60 days after the grant of the award (or such shorter period after the date of the award as the Committee may specify). In the absence of such an election, the award will be paid entirely in shares of Restricted Stock.

      (b) Options will be granted with an exercise price equal to the fair market value of Stock, which will be the average of the Stock's closing prices on the Composite Tape of the New York Stock Exchange on the five trading days prior to the grant date. The Committee in its discretion shall determine the expiration date of the Options, provided that in no event shall the expiration date be later than ten years from the date of the award. Options granted under the Plan shall vest pursuant to a schedule determined by the Committee, in its sole discretion, prior to the Participant's election to receive Options.

      (c) Recipients of Options shall enter into a stock option agreement with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

      (d) Options are not transferable other than by will or the laws of descent and distribution. During the lifetime of the Participant the Options may be exercised only by the Participant.

      (e) An Option shall not be exercisable unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made (A) in United States dollars by cash or check, or (B) in lieu thereof, unless the Committee shall in its sole discretion determine otherwise, by tendering to the Company Stock owned by the person exercising the Option (or owned by the person exercising the Option and his or her spouse, jointly) and acquired at least six months prior to such tender, including shares of Restricted Stock awarded hereunder at least six months prior to such tender, and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, or (C) by a combination of United States dollars and Stock as aforesaid.

      (f) An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an officer or employee of the Company or a Subsidiary, except that:

          (i) if such person shall cease to be an officer or employee of the Company or a Subsidiary solely by reason of a period of Related Employment, he or she may, during such period of Related Employment, exercise the Option as if he or she continued to be such an officer or employee; or

          (ii) if such person shall cease to be such an officer or employee on account of an involuntary termination of employment (other than death or Disability) or on account of voluntary termination of employment (which voluntary termination is not considered to be "retirement" as provided in subsection (v) below or "Retirement" as defined above), while holding an Option which has not expired and has not been fully exercised, such person may before the expiration of thirty (30) days after such termination (but in no event after the Option has expired under the provisions of Section 6(b) hereof) exercise the Option with respect to any shares as to which he or she could have exercised the Option on the date he or she terminated employment, except that the Committee may in its sole discretion refuse to permit a person who has voluntarily terminated his or her employment or who has been involuntarily terminated with Cause to exercise any Options after the date of termination; or

          (iii) if such person shall cease to be such an officer or employee by reason of death or Disability while holding an Option which has not expired and has not been fully exercised, such person (or in the case of death, his or her executors, administrators, heirs or distributees, as the case may be) may exercise the Option (but in no event after the Option has expired under the provisions of Section 6(b) hereof) with respect to any shares as to which such person could have exercised the Option on the date he or she ceased to be such an officer or employee; or

          (iv) if such person shall cease to be such an officer or employee by reason of Retirement while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any shares as to which he or she could have exercised the Option on the date he or she ceased to be such an officer or employee at any time within three years of the date he or she ceased to be such an officer or employee (but in no event after the Option has expired under the provisions of Section 6(b) hereof); or

          (v) if such person is not a Section 16(a) Person and such person shall cease to be an officer or employee because he or she has "retired" from employment (i.e., such person is no longer occupied within his or her business or profession and has terminated active employment with the Company or a Subsidiary after reaching age 55 and having completed at least five years of employment with the Company or a Subsidiary) but has not met the definition of "Retirement", while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any shares as to which he or she could have exercised the Option on the date he or she ceased to be such an officer or employee at any time within three years of the date he or she ceased to be such an officer or employee (but in no event after the Option has expired under the provisions of Section 6(b) hereof); or

          (vi) if within 30 days of his or her termination of employment for any reason, any person to whom an Option has been granted shall die or become disabled (as may be determined by the Board in its sole and absolute discretion) holding an Option which has not been fully exercised, he or she or his or her executors, administrators, heirs or distributees, as the case may be, and, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of Section 6(b) hereof), may exercise the Option with respect to any shares as to which such person could have exercised his Option at the time of his or her death or disability; or

          (vii) notwithstanding the foregoing provisions of this Section 6(f), the Committee shall have the authority, on a case by case basis, in its sole and absolute discretion, to extend for a period of up to two (2) years following the termination of employment of an optionee the period of vesting determined by the Committee prior to the Participant's election to receive Options and the period of exercisability, provided such extension complies with Section 6(b).

      (g) If an Option is exercised by a Participant, then, at the discretion of the committee administering the Company's Stock Option Plan, the Participant may receive a replacement or reload option under such Stock Option Plan in accordance with the provisions of such plan.

      (h) If the exercise price of an Option is paid by delivery of a number of shares of Restricted Stock, then the Participant shall receive, in connection with the exercise, an equal number of identically restricted shares of Stock; the remaining shares of Stock issued upon such exercise shall contain any applicable restrictions that are set forth in the Participant's stock option agreement and shall otherwise be unrestricted. In such event, the fair market value of shares of Restricted Stock delivered or withheld, for purposes of this Plan, shall not take into account the restrictions on such shares.


SECTION 7.  Administration.

      The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

      The Committee shall have the power and authority to grant Restricted Stock or Options to Participants, pursuant to the terms of the Plan.

      In particular, the Committee shall have the authority:

           (i) to select those employees of the Company and its Subsidiaries who are Eligible Employees;

          (ii) to determine whether and to what extent Restricted Stock or Options are to be granted to Participants hereunder;

         (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing the Options and Restricted Stock.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.


SECTION 8.  Adjustments upon a Change in Common Stock.

      In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), or in the number or kind of shares subject to, or the option price per share under, any outstanding Option which has been granted to any Participant, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan. In no event shall the excess of the aggregate fair market value of the Stock subject to the Options immediately after any substitution, exchange or adjustment over the aggregate option price for such Stock be more than the excess of the aggregate fair market value of all of the Stock subject to the Option immediately before any such substitution, exchange or adjustment over the aggregate option price of such Stock nor shall the adjusted Option give the holder thereof any additional benefits he did not have under the old Option.


SECTION 9.  Amendment and Termination.

      The Plan may be amended or terminated at any time and from time to time by the Board, but no amendment which increases the aggregate number of shares of Stock which may be issued pursuant to the Plan (except as provided in Section 8) shall be effective unless and until the same is approved by the stockholders of the Company. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock or Option theretofore granted without such Participant's written consent.


SECTION 10.  General Provisions.

      (a) The Committee may require each person purchasing shares pursuant to an Option to represent and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer.

      All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

      (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the

Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      (d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

      (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock or upon exercise of an Option that the Participant (or any beneficiary or person entitled to exercise the Option) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time (A) to have the Company withhold Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability and/or (B) to tender to the Company shares of Stock owned by the person exercising the option and acquired more than six months prior to such tender (excluding shares of Restricted Stock awarded hereunder) and having a fair market value equal to such tax liability, such fair market value (in the case of clause (A) or (B)), to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

      (f) The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation. All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan which is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.


SECTION 11.  Effective Date of Plan.

      The Plan shall be effective on the date it is adopted by the Board, subject to the approval of stockholders.